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                                                                    Exhibit 10.9

                        AMENDMENT TO EMPLOYMENT AGREEMENT

         This Amendment to Employment Agreement (this "Amendment") is entered into between Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust ("Company"), and Bruce Goldman ("Executive"), effective as of January 1, 2004.

                                   BACKGROUND

         Executive is currently Executive Vice President and General Counsel of Company. Executive and Company are party to an Employment Agreement, dated as of March 22, 2002 (the "Employment Agreement"), which sets forth the terms and conditions of Executive's employment with Company. Executive and Company wish to amend the terms of the Employment Agreement as set forth herein, and hereafter, references to the "Employment Agreement," "Agreement," "herein," or words of like import in the Employment Agreement shall refer to the Employment Agreement as amended hereby or by any written subsequent amendment thereto.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

         1. All capitalized terms used herein and not defined herein shall have the respective meanings assigned to them in the Employment Agreement.

         2. The first sentence of Section 1.2(a) of the Employment Agreement is hereby amended to read, in its entirety, as follows:

         "Executive shall serve as Executive Vice President and General Counsel of Company and, subject to the supervision and control of the Chief Executive Officer, shall serve as Company's chief legal officer responsible for management and oversight of Company's legal staff, governance and related corporate compliance activities, and shall have such other duties and authority generally consistent with such offices."

         3. Section 2.1 of the Employment Agreement is amended to read, in its entirety, as follows:

         "2.1 Term. The initial term of Executive's employment hereunder shall begin on the date hereof and last until December 31, 2006 (the "Expiration Date"), unless sooner terminated in accordance with the other provisions hereof. Except as hereinafter provided, on the Expiration Date and on each subsequent anniversary thereof, the Term (as hereinafter defined) shall be automatically extended for one year unless either party shall have given to the other party notice of non-renewal of this Agreement at least 120 days prior to the expiration of the Term. The initial term of employment hereunder and each Term as extended is a "Term." If a non-renewal notice is given as provided above, Executive's employment under this Agreement shall terminate on the last day of the Term."





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         4. The first sentence of Section 3.5 of the Employment Agreement is amended to change "20 days" to "25 days."

         5. The Employment Agreement is amended to include a new Section 3.7, which reads, in its entirety, as follows:

         "3.7 NONQUALIFIED RETIREMENT PLAN. Company shall enter into a nonqualified supplemental executive retirement plan with Executive whereby Company shall agree to credit a bookkeeping account maintained by Company for Executive with a deemed contribution of $25,000 per fiscal year. Such deemed contribution shall be credited during the term of Executive's employment with the Company as of the first day of each fiscal year of Company beginning with its 2003 fiscal year, and shall earn interest at the rate of 10% compounded annually. Executive shall at all times be fully vested in such account, and such account shall be paid to Executive in a single sum within 60 days after termination of Executive's employment with Company for any reason."

         6. Section 4.3(a) of the Employment Agreement is amended to read, in its entirety, as follows:

         "(a) (i) fraud in connection with Executive's employment, (ii) theft, misappropriation or embezzlement of funds of Company or any of its Affiliates, or (iii) an act resulting in termination pursuant to the provisions of the Code of Conduct (as defined in Section 6.15);"

         7. Section 4.4(a)(i) of the Employment Agreement is amended to insert the words "two times" immediately after "(y)" and immediately prior to the subclause that begins "(A) Executive's then current annual Base Salary."

         8. Section 4.4(b) of the Employment Agreement is amended to add new subsections (iv) and (v) that read, in their entirety, as follows:

         "(iv) Company changes the job description, office title and/or responsibilities provided for in this Agreement, excluding promotions or increased responsibilities; or

           (v) Company shall amend, modify or repeal Paragraph 14 of its Trust Agreement or Article 5 of its By-Laws, each as currently in effect, if the effect of such amendment, modification or repeal would be to alter, to the detriment of Executive, the rights of Executive to indemnification or advance of expenses based on an act or failure to act that took place during Executive's employment hereunder."




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         9. Subsection (i) of Section 4.4(c) of the Employment Agreement is
amended to read, in its entirety, as follows:

         "(i) an unconditional release by Executive of all claims, charges, complaints and grievances, whether known or unknown to Executive, against Company and any Affiliate (including, with respect to matters relating to his employment hereunder, any trustee, officer, employee or agent of Company or any Affiliate) through the date of Executive's termination of employment;"

         10. Section 4.4(d) of the Employment Agreement is amended to read, in its entirety, as follows:

         "If Executive's employment is terminated by Executive for Good Reason within six months before or 12 months after a Change of Control of Company,
Section 4.5 hereof shall govern the rights and obligations of the parties and this Section 4.4 shall be of no effect."

         11. The initial clause of Section 4.5(a) of the Employment Agreement is amended to read, in its entirety, as follows:

         "If, during a Term, there should be a Change of Control (as defined herein), and within six months before such Change of Control or 12 months thereafter either (1) Executive's employment shall be terminated by Company for any reason other than for death, disability, or Cause or (2) Executive's employment is terminated by Executive for Good Reason:"

         12. Section 4.5(a)(i) of the Employment Agreement is amended to insert the words "two times" immediately after "(y)" and immediately prior to the subclause that begins "(A) Executive's then current annual Base Salary."

         13. The last sentence of Section 4.5(c) is deleted in its entirety and replaced with the following:

         "In the event Company determines such a reduction is necessary, it shall promptly notify Executive of the amount of the required reduction. Executive shall have the right to request, in writing, within ten days after receipt of Company's notice to him, that the reduction be effected through either a reduction in restricted shares that would otherwise vest and/or changes in cash payments, or any combination thereof, provided, however, that, in the event Executive does not deliver such request to Company within such ten day period, then, to the fullest extent possible, such reduction shall first be effected through a reduction in the number of restricted shares that would otherwise vest and thereafter by cash payments being reduced to the extent of the balance."

         14. The first sentence of Section 4.5(d)(2) of the Employment Agreement is amended to insert "or by a majority of the members of a committee authorized by the Incumbent Board to approve such appointment, election, or nomination" immediately after the words "Incumbent Board" and immediately prior to the parenthetical that begins "other than an appointment".




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         15. Section 6.11 of the Employment Agreement is amended to read, in its entirety, as follows:

         "6.11 DELEGATION. Any action hereunder that may be taken or directed by the Board or by the Committee may be delegated by (a) the Board to a committee of the Board or to an individual trustee or officer, or (b) the Committee to one or more members of the Committee or officers, and the determination of any such delegee or delegees shall have the same effect hereunder as a determination of the Board or the Committee, as applicable."

         16. The Employment Agreement is amended to include a new Section 6.15, which reads, in its entirety, as follows:

         "6.15 CODE OF BUSINESS CONDUCT. Executive acknowledges that he is and shall be subject to the provisions of the Company's Code of Business Conduct and Ethics for Employees and Officers (as modified, amended or supplemented from time to time, the "Code of Conduct"), including, without limitation, the enforcement provisions set forth in the Code of Conduct. Executive agrees to comply with the provisions of the Code of Conduct."

         17. Effective as of January 1, 2004, Executive's Base Salary under the Employment Agreement shall be $235,000.

         18. Except as amended hereby, all terms and conditions as set forth in the Employment Agreement shall remain in full force and effect.

         19. Company agrees to pay all reasonable legal fees and expenses that Executive has incurred in the preparation and negotiation of this Amendment.

         20. This Amendment may be executed in a number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, Executive and Company have caused this Amendment to be executed as of the date first above written on this 28th day of July, 2004.

                                                  PENNSYLVANIA REAL ESTATE
                                                  INVESTMENT TRUST


                                                  By: /s/ Jonathan B. Weller
                                                     ---------------------------
                                                     Name: Jonathan B. Weller
                                                     Title: Vice Chairman

                                                  /s/ Bruce Goldman
                                                  ------------------------------
                                                  Bruce Goldman







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